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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and the use of our report dated December 12, 1995, with respect to the combined finan-cial statements of DirectAmerica Corporation and California Production Group, Inc. included in the Registration Statement on Form S-3 and related Prospectus of National Media Corporation for the registration of 2,300,000 shares of its common stock.

                                      Ernst & Young LLP

Philadelphia, Pennsylvania
June 13, 1996